                                                                      EXHIBIT 11


                VARCO INTERNATIONAL, INC.
                Statement Re Computation of Per Share Earnings

                                                             Three Months
                                                             Ended March 31 1996
                                                             -------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                         $ 3,028,000


                                                                                         Average        Stock
                                                                      Total Number        Number       Option     Shares Used
                                                       Number of   of Shares after     of Shares   Equivalent    To Calculate
                                                            Days          Weighing   Outstanding       Shares             EPS
                                                       ---------   ---------------   -----------   ----------    ------------
B.  CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:

    Three Months Ended March 31, 1996                      91       2,747,512,520     30,192,445     535,138      30,727,583

C.  CALCULATION OF EARNINGS PER SHARE

    Income Per Share =     Net Income After Tax
                           ------------------------
                           Total Shares Outstanding

    Income Per Share =

      Three Months Ended March 31, 1996                3,028,000        =        $0.10
                                                 ---------------
                                                      30,727,583

                VARCO INTERNATIONAL, INC.
                Statement Re Computation of Per Share Earnings

                                                             Three Months
                                                             Ended March 31 1997
                                                             -------------------
A.  CALCULATION OF ADJUSTED EARNINGS

    Net Income After Tax                                         $ 7,384,000

                                                                                         Average        Stock
                                                                      Total Number        Number       Option     Shares Used
                                                       Number of   of Shares after     of Shares   Equivalent    To Calculate
                                                            Days          Weighing   Outstanding       Shares             EPS
                                                       ---------   ---------------   -----------   ----------    ------------
B.  CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:

      Three Months Ended March 31, 1997                    90       2,846,385,246    31,626,503      758,079      32,384,582

C.  CALCULATION OF EARNINGS PER SHARE

    Income Per Share =     Net Income After Tax
                           ------------------------
                           Total Shares Outstanding

    Income Per Share =

      Three Months Ended March 31, 1997                7,384,000        =        $0.23
                                                 ---------------
                                                      32,384,582